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AM Communications, Inc.
1900 AM Drive
Quakertown, PA 18951-2107                                              [LOGO]
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Press Release

                                            AM's Investor Relations Contact:
                                                Christine Mascaro
                                                Phone: 215-538-8700
                                                Fax: 215-538-8779
                                                cmascaro@amcomm.com




                 AM Communications Expands Financing Facilities
   Amending the Company's Loan and Security Agreement with the Current Lender

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Quakertown, Pennsylvania (March 27, 2003) -- AM Communications, Inc. (OTC
Bulletin Board: AMCM) announced today that it has amended the terms of its revolving credit line and term loan facilities with its current lender, LaSalle Business Credit, LLC. Under the amended terms, the Company will be able to borrow up to a total of $16.95 million subject to the conditions of the revolving credit line and the term loans that are part of the facilities.

In addition, the Company simultaneously obtained $2.5 million of financing in the form of a term loan from Chatham Investment Fund I LLC. The Company also has the option until December 31, 2003, to obtain an additional $2.0 million term loan, subject to compliance with certain conditions, including meeting certain performance milestones. The Company does not presently anticipate exercising its option to obtain the additional $2.0 million term loan.

In connection with these financing transactions, the Company has issued warrants to the lenders having a term of ten years that will entitle them to purchase 2,572,779 shares of the Company's common stock at a price of $0.10 per share (subject to anti-dilution provisions).

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AM Communications, Inc.
1900 AM Drive
Quakertown, PA 18951-2107                                               [LOGO]
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AM Communications Reports New Financing Structure
Page 2 of 2

Finally, the Company has obtained a commitment for $800,000 of financing to be provided by a current shareholder and other private investors in the form of a convertible subordinated debenture. It is anticipated that this additional $800,000 in funding will be completed by March 31, 2003. The holders of the debentures will have the right, through September 30, 2005, the maturity date, to convert all or a portion of the outstanding principal balance of the debentures into shares of the Company's Common Stock at an initial conversion price of approximately $0.18 per share (subject to anti-dilution provisions).

Commenting on the conclusion of these transactions, Javad (Jay) Hassan, Chairman of AM Communications, Inc., said, "We are pleased to announce these financing arrangements. We have a good working relationship with our existing lenders and welcome Chatham to this group. This new financing structure will provide the working capital base to finance the Company's future growth plans."

AM Communications, Inc., located in Quakertown, Pennsylvania, is a leading supplier of software-driven network reliability solutions for HFC broadband network enterprises. AM's advanced systems and service offerings employ leading-edge technologies that embody the company's 25+ years of HFC experience and expertise. Through its exclusive and strategic relationship with Network Systems and Technologies (NeST), AM has access to a skilled manpower pool of over 400 software and hardware engineers as well as 2000 operations support personnel. AM's world-class Quality credentials include ISO9001 for engineering, business, and operations procedures, as well as CMM Level 5 for software development. Visit us at www.amcomm.com.

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This news release contains forward-looking statements, including statements regarding the Company's financial performance and results of operations. Actual results may differ materially from those projected in such forward-looking statements due to various factors, including: competitive factors, technological developments, customer acceptance of the Company's products and services, general economic conditions, and market demand. Further information regarding these and other risks of the Company and its business can be found in the Company's filings with the Securities and Exchange Commission (SEC) including the Company's Reports on Forms 10-KSB and Forms 10-QSB. These documents are available at the SEC website: www.sec.gov.

(c) Copyright 2003 AM Communications, Inc. The AM logo is a registered trademark of AM Communications, Inc.